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                                                                     Exhibit 4.3

                               CVC HOLDINGS, INC.
                                STOCK OPTION PLAN


                                    ARTICLE I

                                 PURPOSE OF PLAN

            The Amended and Restated Stock Option Plan (the "Plan") of CVC Holdings, Inc. (the "Company"), adopted by the Board of Directors of the Company effective as of June 30, 1996, is intended to advance the best interests of the Company by providing directors or executive and other key employees (as defined below) of, or consultants to, the Company or any Subsidiary who have management responsibility for the Company or any Subsidiary with additional incentives by allowing such employees to acquire an ownership interest in the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"). The issuance of Common Stock pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

            Stockholder approval of the Plan shall be obtained within twelve
(12) months after the Plan is adopted. Any option exercised under the Plan before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months after the Plan is adopted. Shares of Common Stock issued upon any such exercise shall not be counted in determining whether stockholder approval of the Plan has been obtained.

                                  ARTICLE II

                                  DEFINITIONS

            For purposes of the Plan the following terms have the indicated meanings:

            "Board" means the Board of Directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

            "Committee" means the Compensation Committee of the Board.

            "Common Stock" means the Common Stock, par value $.01 per share, of CVC Holdings, Inc.

            "Fair Market Value" of the Common Stock as of any date means the average of the closing prices of the sales of Common Stock on all securities exchanges on which the Common Stock is listed or, if on any day the Common Stock is not so listed, the sales price of the Common Stock as reported on the NASDAQ National Market System as of 4:00 P.M., New York time, on
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such day or, if the Common Stock is not reported on the NASDAQ National Market
System, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, in each such case averaged over a period of 21 trading days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System, Fair Market Value will be determined in good faith by the Committee. Fair Market Value will be determined without regard to any restriction on transferability of the Common Stock other than any such restriction which by its terms will never lapse.

            "Participant" means any director or executive or other key employee of, or consultant to, the Company or any Subsidiary who has been selected to participate in the Plan by the Committee. "Key employee" means an employee who has management responsibility for the Company or any Subsidiary.

            "Stockholders Agreement" means the Amended and Restated Stockholders' Agreement dated as of May 22, 1995 among the Company and the stockholders signatory thereto.

            "Sale of the Company" means a merger or consolidation effecting a change in control of the Company (defined as the acquisition of securities of the Company possessing a majority or more of the total combined ordinary voting power of the Company's securities by persons who were not stockholders of the Company immediately prior to such transaction or affiliates of such stockholders), or a sale of a majority of the outstanding voting securities of the Company effecting a change in control of the Company.

            "Subsidiary" means any subsidiary corporation (as such term is defined in Section 424(f) of the Code) of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

            The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article
IV) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may,


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as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

                                  ARTICLE IV

                        LIMITATION ON AGGREGATE SHARES

            The number of shares of Common Stock with respect to which stock purchase options ("Options") may be granted under the Plan shall not exceed, in the aggregate, 200,000 shares of Common Stock, subject to adjustment in accordance with paragraph 6.5. To the extent any Options expire unexercised or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares of Common Stock underlying such Options shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                                   ARTICLE V

                                    AWARDS

            5.1 Grant of Options. The Committee may grant Options to Participants from time to time in accordance with this Article V. Options granted under the Plan may be nonqualified stock options or "incentive stock options" within the meaning of Section 422 of the Code or any successor provision, as specified by the Committee. The exercise price per share of Common Stock under each Option shall be fixed by the Committee in its sole discretion at the time of grant of the Option; provided, however, that the exercise price of an incentive stock option shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the exercise price of a non-incentive stock option shall equal at least 85% of the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that the exercise price of a stock option granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or each Subsidiary), shall equal at least 110% of the Fair Market Value of a share of Common Stock on the date of grant. Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as nonqualified stock options. For purposes of the preceding sentence, incentive stock options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares is granted.

            5.2 Vesting and Earning of Options. Options shall be exercisable only to the extent vested and earned, provided, that vesting shall occur at a minimum rate of at least 20% per year over five (5) years from the date of grant. Subject to the Participant's continued employment


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with the Company, a Participant's Options shall vest and become exercisable as determined by the Committee at the time of grant only if earned based on the targets set by the Committee at the time of grant.

            5.3 Exercise Procedure. Options shall be exercisable by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price. Payment of such exercise price may be (i) in cash (including check, bank draft or money order), (ii) other shares of Common Stock which (x) in the case of shares acquired upon exercise of an Option have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (iii) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or
(iv) a combination of the foregoing.

            5.4 Conditions and Limitations on Exercise. At the discretion of the Committee, as a condition to the receipt of Options hereunder, each Participant may be required to execute and deliver to the Company a counterpart of, or otherwise agree to be bound by the terms of, the Stockholders Agreement. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the vested portion of outstanding Options shall become immediately exercisable and that such Options shall terminate if not exercised as of the date of the Sale of the Company or any other designated date or that such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Sale of the Company over the exercise price of such Options. The Committee may provide in connection with the issuance of an Option for the Company's ability to repurchase, in connection with termination of a Participant's employment with the Company, any or all (but not less than all, unless the Participant consents) shares of Common Stock acquired upon exercise of such Options, and/or for the Company's right of first refusal with respect to such shares.

            5.5   Expiration of Options.

                  (a) Normal Expiration. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

                  (b) Early Expiration Upon Termination of Employment or Consulting Relationship. Except as otherwise provided by the Committee at the time of grant of such Options, upon termination for any reason (subject to the proviso of this sentence) of a Participant's employment or consulting relationship by the Company and its Subsidiaries, all unvested Options or portions thereof held by such Participant shall expire and be forfeited as of such date and all vested Options held by such Participant shall expire to the extent not theretofore exercised for a period of thirty (30) days (or such longer period not to exceed a period of three (3) months as shall be determined appropriate by the Committee at the time of grant) after the date of such termination; provided, if such termination was caused by the death or disability of the Participant (in the case of a disability, whether or not such disability is a "disability" as such term is defined in Section 22(e)(3)


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of the Code), all vested Options held by such Participant shall expire to the extent not theretofore exercised one year after the date of such termination. In the event that an incentive stock option is exercised more than three months following termination of a Participant's employment, it shall be treated as a nonqualified stock option, unless such termination of employment was due to the Participant's death or "disability" (as defined in Section 22(e)(3) of the Code).

                                  ARTICLE VI

                              GENERAL PROVISIONS

            6.1 Written Agreement. The grant of each Option hereunder shall be embodied in a written option agreement which shall be signed by the Participant to whom the Option is granted and shall be subject to the terms and conditions set forth herein and therein.

            6.2 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee's discretion, are necessary in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it necessary because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

            6.3 Options Not Transferable. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder to such Participant may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options will pass by will or the laws of descent and distribution.

            6.4 Withholding of Taxes. The Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the


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Company with respect to any issuance or exercise of Options granted under the
Plan to such Participant, and the Company may defer such issuance or exercise unless indemnified to its satisfaction against the payment of any such amount.

            6.5 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

            6.6 Rights of Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or affiliation at any time (with or without cause), or confer upon any Participant any right to continue in the employ of or to be affiliated with the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant. A Participant shall have no rights as a stockholder with respect to any shares covered by Options until such Participant becomes the record holder thereof.

            6.7 Amendment, Suspension and Termination of Plan. The Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as provided below. No Options shall be granted hereunder after the tenth anniversary of the effective date of this Amendment and Restatement.

            6.8 Amendment of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that, except as expressly contemplated herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

            6.9 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee


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member shall be entitled to the indemnification rights set forth in this paragraph 6.9 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

            6.10 Annual Financial Statements. The Company shall provide any Participant with a copy of the Company's annual financial statements for any fiscal year of the Company (after such financial statements have been prepared) if, as of the end of such fiscal year, any portion of the Participant's Options or any shares issued upon exercise thereof, are outstanding.


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